              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                           FORM 8-K


                    Current Report Pursuant
                 to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 5, 1996

                     American Rice, Inc.
    (Exact name of registrant as specified in its charter)


                            Texas
        (State or other jurisdiction of incorporation)



        0-17039                                76-0231626
(Commission File Number)                    (I.R.S. Employer
                                           Identification No.)


16825 Northchase, Suite 1600
Houston, Texas                                      77060
(Address of Principal                             (Zip Code)
  Executive Offices)


                              (713) 873-8800
            (Registrant's telephone number, including area code)


                              Not Applicable
      (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets.

     (a) On July 5, 1996, American Rice, Inc. (the "Registrant") acquired from Campbell Soup Company and Vlasic Foods, Inc.
          (the "Sellers") certain assets of Sellers' domestic olive Business including real property, machinery and equipment, inventory, grower advances, trademark rights, books and records, contracts, permits and intangibles (the "Assets"). Sellers have no relationship with the Registrant, its affiliates, the officers or directors of Registrant, or any associate of any such officer or director. The Registrant paid approximately $28,400,000 for the Assets and Registrant assumed certain liabilities of Sellers. The purchase price, determined by arms length negotiations between Registrant and Sellers, is subject to adjustment.
          The estimated purchase price was paid in cash at the closing on July 5, 1996, with the exception of a credit of $700,000 which was previously paid by Registrant's parent company, ERLY Industries Inc. ("ERLY") and a $732,400 note payable by Registrant to Campbell Soup Company. The source of funds used for the consideration was an $85.0 million line of credit provided to Registrant by Harris Trust and Savings Bank, Individually and as Agent.

          On July 5, 1996, Registrant also purchased from Campbell Soup Company 100% of the issued and outstanding shares of common stock of Compania Envasadora Loreto, S.A. (the "Shares"), which is engaged in the olive business in Spain. Registrant paid approximately $9,300,000 for the Shares. The purchase price was based on the estimated fair market value of the Shares on the closing date, and is subject to adjustment. The purchase price was paid in cash at the closing on July 5, 1996. The source of funds used for the consideration was an $85.0 million line of credit provided to ARI by Harris Trust and Savings Bank, Individually and as Agent.

     (b) The Assets were all used in Sellers' Ripe Olive and Green Olive Businesses and Registrant intends to continue using the Assets for such purposes.


Item 7.   Financial Statements and Exhibits.

     (a) It is impractical for the Registrant to provide the required financial statements and accountants' reports for the acquired businesses at this time, however, the required information will be filed on or before sixty (60) days of the date of the filing of this report.

     (b) It is impractical for the Registrant to provide the required pro forma financial information at this time, however, the required information will be filed on or before sixty (60) days of the date of the filing of this report.




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                            EXHIBITS

     The following exhibits are filed with this report:


                                                           Page
                                                           Number
                                                           In This
      Exhibit Number and Description                       Filing
- ----------------------------------------                  --------

(2.1)  Asset Purchase and Sale Agreement                 Exhibit 2.1,
       Between American Rice, Inc. and                   pages 1-46
       Campbell Soup Company, dated as
       of June 11, 1996


(2.2)  Share Sale Agreement Between                      Exhibit 2.2,
       American Rice, Inc. and                           pages 1-23
       Campbell Soup Company, dated as
       of June 11, 1996




                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: July 22, 1996                AMERICAN RICE, INC.
                                   --------------------
                                   (Registrant)


                              By:  /s/ JOSEPH E. WESTOVER
                                   ----------------------
                                   JOSEPH E. WESTOVER
                                   Vice President and
                                   Controller